Consent of Ernst & Young LLP, Independent Auditors

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 15, 1998, except for Note 10, as to which the date is February 20, 1998, in the Registration Statement to be filed on or about May 5, 1998 and related Prospectus of RCN Corporation for the registration of 9.8% Senior Discount Notes due 2008, Series B.


                                                      /s/ Ernst & Young LLP

Vienna, Virginia
May 5, 1998